Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-259131) on Form S-8 of Geospace Technologies Corporation of our report dated November 17, 2023, relating to the consolidated financial statements and the financial statement schedule of Geospace Technologies Corporation, appearing in this Annual Report on Form 10-K of Geospace Technologies Corporation for the year ended September 30, 2023.

/s/ RSM US LLP

Houston, Texas

November 17, 2023